Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement No. 333-280696 on Form S-8 of our report dated February 26, 2026, relating to the financial statements of LandBridge Company LLC and the effectiveness of LandBridge Company LLC 's internal control over financial reporting, appearing in the Annual Report on Form 10-K of LandBridge Company LLC for the year ended December 31, 2025.

/s/ Deloitte & Touche LLP

Houston, Texas

October 13, 2026